Exhibit (a)(12)

                       DEUTSCHE ASSET MANAGEMENT VIT FUNDS

                Establishment and Designation of Series of Shares
                     of Beneficial Interest, $.001 Par Value

                            Dated as of June 27, 2005

         WHEREAS, pursuant to Article 5, Section 5.11 of the Declaration of Trust dated January 19, 1996 (the "Declaration of Trust") of Deutsche Asset Management VIT Funds (the "Trust"), as amended to date hereof, the Trustees may from time to time divide the series into one or more class of Shares:


         1. The Funds and classes thereof are designated and established, as follows:

                  Scudder Equity 500 Index Fund
                      Class A
                      Class B
                      Class B2

                  Scudder EAFE Equity Index Fund
                      Class A
                      Class B

                  Scudder Small Cap Index Fund
                      Class A
                      Class B
                      Class B2

                  Scudder NASDAQ - 100 Index Fund
                      Class A
                      Class B

                  Scudder Global Biotechnology Fund
                  Scudder U.S. Bond Index Fund

                  Scudder Real Estate Securities Portfolio
                      Class A
                      Class B

         2. Each Fund is authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended with respect to each Fund. Each share of beneficial interest of a Fund ("share") shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of a Fund shall be entitled to

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                  vote and shall represent a pro rata beneficial interest in the assets allocated to a Fund, and shall be entitled to receive its pro rata share of net assets of a Fund upon liquidation of a Fund, all as provided in the Declaration of Trust.

         3. The voting rights of holders of shares of a Fund shall be as set forth in Section 5.9 of the Declaration of Trust.

         4. An unlimited number of Shares of each Class established herein is authorized for issuance, Shares of such Classes to be issued for such consideration and with such rights, features, privileges and qualifications as are set forth from time to time in the respective prospectus describing the Shares of such Class, as each such prospectus may be amended or supplemented from time to time, and that such Shares, when issued for consideration described in the respective prospectus, shall be validly issued, fully paid and non-assessable by the Trust.

         5. The assets and liabilities of the Trust shall be allocated among the above-referenced Funds (or classes thereof) as may from time to time be established as set forth in Section 5.11 of the Declaration.

         6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of a Fund, or any series now or hereafter created, or to otherwise change the special and relative rights of a Fund.

         7. The following liabilities, expenses, costs, charges and reserves shall be specifically allocated and charged to the respective Class of a Fund incurring such liabilities, expenses, costs, charges or reserve: shareholder servicing fees, state securities registration fees, expenses of shareholder meetings relating to matters to be acted upon exclusively by one of more specified Classes, and other expenses if, as determined by the Treasurer or any Assistant Treasurer, such expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes, provided however, that no liabilities, expenses, costs, charges or reserves shall be allocated and charged to any particular Class of a Fund if such allocation and charge would cause the Fund to fail to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or adversely affects its right to claim a dividend paid deduction thereunder.

         IN WITNESS WHEREOF, the undersigned have signed this instrument as of June 27, 2005. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.




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

/s/Richard R. Burt                                            /s/S. Leland Dill
--------------------------------------------                  ----------------------------------------
Richard R. Burt                                               S. Leland Dill
As Trustee, and not individually                              As Trustee, and not individually
One South Street                                              One South Street
Baltimore, Maryland 21202                                     Baltimore, Maryland 21202

/s/Martin J. Gruber                                           /s/Joseph R. Hardiman
--------------------------------------------                  ----------------------------------------
Martin J. Gruber                                              Joseph R. Hardiman
As Trustee, and not individually                              As Trustee, and not individually
One South Street                                              One South Street
Baltimore, Maryland 21202                                     Baltimore, Maryland 21202

/s/Richard J. Herring                                         /s/Graham E. Jones
--------------------------------------------                  ----------------------------------------
Richard J. Herring                                            Graham E. Jones
As Trustee, and not individually                              As Trustee, and not individually
One South Street                                              One South Street
Baltimore, Maryland 21202                                     Baltimore, Maryland 21202

/s/Rebecca W. Rimel                                           /s/Philip Saunders, Jr.
--------------------------------------------                  ----------------------------------------
Rebecca W. Rimel                                              Philip Saunders, Jr.
As Trustee, and not individually                              As Trustee, and not individually
One South Street                                              One South Street
Baltimore, Maryland 21202                                     Baltimore, Maryland 21202

/s/William N. Searcy                                          /s/William N. Shiebler
--------------------------------------------                  ----------------------------------------
William N. Searcy                                             William N. Shiebler
As Trustee, and not individually                              As Trustee, and not individually
One South Street                                              One South Street
Baltimore, Maryland 21202                                     Baltimore, Maryland 21202

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